Exhibit 99.1

March 22, 2017

Liberty Expedia Holdings, Inc. to Hold Annual Meeting of Stockholders

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Expedia Holdings, Inc. (Nasdaq: LEXEA, LEXEB) will be holding its Annual Meeting of Stockholders on Tuesday,  June 20, 2017 at approximately 8:00 a.m. M.D.T. at the corporate offices of Liberty Expedia Holdings, Inc., 12300 Liberty Boulevard, Englewood, CO 80112.  The record date for the meeting is 5:00 p.m., New York City time, on April 24, 2017.  The annual meeting will not be webcast.

About Liberty Expedia Holdings, Inc.

Liberty Expedia Holdings' (Nasdaq: LEXEA, LEXEB) principal assets consist of its interest in Expedia, Inc. and its subsidiary Vitalize, LLC (formerly referred to as Bodybuilding.com). Expedia is an online travel company, empowering business and leisure travelers through technology with the tools and information they need to efficiently research, plan, book and experience travel. Vitalize is a holding company engaged in health, fitness, and media-related business segments. Vitalize currently has three wholly-owned operating subsidiaries: Bodybuilding, WeMotivate, and Verity Nutrition.

Liberty Expedia Holdings, Inc.
Courtnee Chun, 720-875-5420

Source: Liberty Expedia Holdings, Inc.